Exhibit 10.15

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (the Second Amendment), dated for reference purposes only January 17, 2007 (Effective Date), is made and entered into by and between Convera Corporation, a Delaware corporation (Tenant) and MCR Aston, LLC (Landlord) (Tenant and Landlord, collectively, Parties) with reference to the following:

RECITALS

A.

Tenant is the tenant under a lease (Lease) dated July 3, 2001 executed by Aston Views, LLC (Original Landlord), pursuant to which Lease Tenant leases certain Premises (as defined in the Lease) located within an office building located at 1808 Aston Avenue, Carlsbad, California, 92008 (Building).

B.

On December 21, 2004, Original Landlord transferred its interest in the Building to Integrated Capital Technologies, Integrated Capital Enterprises, LLC, and MCR 6212, LLC as tenants in common (collectively, Previous Landlord).

C.	On January 1, 2007, Previous Landlord transferred its interest in the Building to Landlord.

D.	Tenant and Landlord now wish to amend the Lease as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby covenant and agree as follows:

1.            Premises. Paragraph 3 of the Basic Lease Provisions and Paragraph 1 of the main body of the Lease are modified as follows:

(a)          Surrender of Space on First Floor. Tenant shall surrender 2,239 rentable square feet of space on the first floor as depicted on Exhibit A, attached hereto and incorporated herein (First Floor Surrender Space). Tenant’s surrender of the First Floor Surrender Space shall occur all at the same time (i.e., not on an incremental basis), and the timing of such surrender shall be at Tenant’s discretion, provided that such surrender shall occur after the Effective Date and before March 1, 2007. Tenant shall continue to pay Rent on the First Floor Surrender Space until such space is surrendered to Landlord.

(b)          Surrender of Space on Second Floor. Tenant shall surrender 2,231 rentable square feet of space on the second floor as depicted on Exhibit A. (Second Floor Surrender Space). Tenant’s surrender of the Second Floor Surrender Space shall occur all at the same time (i.e., not on an incremental basis), and the timing of such surrender shall be at Tenant’s discretion, provided that such surrender shall occur after the Effective Date and before March 1, 2007. Tenant shall continue to pay Rent on the Second Floor Surrender Space until such space is surrendered to Landlord.

(c)          Retained Space. Tenant shall retain and continue to pay Rent on approximately 2,808 rentable square feet of space on the first floor and 23,133 rentable square feet of space on the second floor, for a total of 25,941 rentable square feet (Retained Space).

2.            Premises Modifications. As soon as reasonably practicable, Landlord shall, at Landlord’s sole expense, construct the proposed Premises including (1) the provision of a double-door entrance to the building corridor at a mutually agreeable location, (2) demising the IT room from the relinquished space, (3) relocating existing cabinetry as necessary due to the location of the new demising wall, and (4) providing exterior double doors with a concrete pad to the parking lot similar to Tenant’s existing exterior double doors at a mutually agreeable location. There shall be no Rent abatement during the period of such construction.

3.            Parking Spaces. Paragraph 3 of the Basic Lease Provisions is amended as follows: Upon the Effective Date, Tenant shall be entitled to a total of 109 unreserved parking spaces.

4.            Rentable Square Footage. Paragraph 3 of the Basic Lease Provisions is amended as follows: Commencing upon the Effective Date, the Rentable Square Footage at any given time shall equal the sum of the Retained Space plus the First Floor Surrender Space not yet surrendered plus the Second Floor Surrender Space not yet surrendered.

5.            Rental Schedule. Paragraph 5 of the Basic Lease Provisions is amended as follows: Upon the Effective Date, Base Rent shall be in the amount of $2.03 per square foot of Rentable Square Footage per month (plus utilities), and the Base Rent shall increase March 1, 2008 and each twelve month anniversary thereafter by three percent (3%) of the then-prevailing Base Rent amount.

6.            Extended Term. Paragraph 4 of the Basic Lease Provisions and Paragraph 2 of the main body of the Lease are amended as follows: The duration of Initial Term is extended to February 28, 2012 (with such amended Initial Term being referred to herein as the Extended Term). The provisions in the Lease and in this Second Amendment pertaining to the Initial Term shall apply equally to the Extended Term, except as otherwise expressly provided herein.

7.            Tenant’s Option to Terminate. Notwithstanding the provisions of Section 6 above, Tenant shall have a one-time option to terminate the Lease on February 28, 2010. Tenant shall exercise such option, if at all, by (a) giving Landlord notice of Tenant’s election to exercise no sooner than May 31, 2009 or later than August 31, 2009, and (b) paying at such time to Landlord the unamortized portion of funds expended by Landlord for all Lease Commissions paid to Studley pertaining to this Second Amendment.

8.            Tenant’s Operating Expense Percentage. Paragraph 7 of the Basic Lease Provisions is amended to provide that, for all years commencing on or after the Effective Date, Tenant’s Operating Expense Percentage shall be 31.2%.

9.            Base Year. Paragraph 6 of the Basic Lease Provisions is amended as follows: For all years commencing on or after the Effective Date, the Base Year shall be the calendar year 2007, such Base Year shall be grossed up, if necessary, to assume 95% occupancy.

10.          Condition of the Premises. The provisions of Paragraph 1.4 of the Lease shall be interpreted to apply to only the Premises as contemplated in the original Lease.

11.          Option to Extend Lease Term. Paragraph 38 of the Lease Addendum shall be of no further force or effect.

12.         Right of First Refusal. Paragraph 41 of the Lease Addendum shall be of no further force or effect.

13.          Notice. Paragraph 14 of the Basic Lease Provisions is amended to provide that the Landlord notice shall be sent to Guy W. McRoskey, Esq., 1808 Aston Avenue, Suite 180, Carlsbad, CA 92008.

14.          Brokerage Fees. Landlord shall pay a commission of 1% to Grubb & Ellis |BRE Commercial and 4% to Studley. Such payments shall not be made until the Letter of Credit is in place pursuant to Section 16 below.

15.          Recapture of Brokerage Fees. The aggregate unamortized (on a pro-rata basis) Lease Commissions paid by Landlord to BRE and Studley which pertain to the Extension Term shall be subject to immediate recapture by Landlord upon any breach or default by Tenant under the Lease which remains uncured through the applicable cure period.

16.          Letter of Credit. The following provisions shall apply, subject to any qualification set forth in Section 17 below:

(a)          In General. As soon as possible, but no later than January 22, 2007 (LC Date), Tenant shall deliver to Landlord, as protection for the full and faithful performance by Tenant of all of its obligations under this Lease as a result of any breach or default by Tenant under this Lease, an irrevocable and unconditional negotiable standby Letter of Credit (Letter of Credit) payable in the City of Los Angeles, California, running in favor of Landlord and issued by a solvent, nationally recognized bank with a long term rating of BBB or higher, under the supervision of the Superintendent of Banks of the State of California, or a national banking association, in the amount of Four Hundred and Fifty Thousand Dollars ($450,000) (Letter of Credit Amount). Tenant shall pay all expenses, points, or fees incurred by Tenant in obtaining the Letter of Credit.

(b)          Letter of Credit Subject to Landlord Approval. The form and terms of the Letter of Credit and the bank issuing the same (Bank) shall be acceptable to Landlord, in Landlord’s reasonable discretion.

(c)          Reduction in Letter of Credit Amount. Landlord and Tenant agree to cooperate to reduce the Letter of Credit Amount according to the following schedule:

(1)          Provided that there is then no uncured event of material Default, the Letter of Credit Amount shall be reduced by Fifty Thousand Dollars on March 1, 2009.

(2)           Provided that there is then no uncured event of material Default, the Letter of Credit Amount shall be reduced by Fifty Thousand Dollars on March 1, 2010.

(3)          Provided that there is then no uncured event of material Default, the Letter of Credit Amount shall be reduced by Fifty Thousand Dollars on March 1, 2011.

(d)          Certain Mandatory Provisions. The Letter of Credit shall be drafted such that:

(1)          The Letter of Credit shall be “callable” at sight, irrevocable, and unconditional.

(2)          The Letter of Credit shall be maintained in effect for the period from the LC Date and continuing until the date (Letter of Credit Expiration Date) that is one hundred and twenty (120) days after the expiration of the Extended Term; provided that Landlord shall release Tenant of any such obligation thirty (30) days after the expiration of the Extended Term if (a) there has been no uncured default or breach under the Lease at such time, (b) Tenant has not filed for Bankruptcy or been the subject of any involuntary Bankruptcy filing at or before such time, and (c) Tenant has not held over its possession of the Premises beyond the date which is seven (7) days after the expiration of the Extended Term.

(3)          The Bank shall be obligated to provide notice to Landlord of non-renewal of the Letter of Credit thirty (30) days in advance of any expiration of the Letter of Credit.

(4)          The Letter of Credit shall be fully assignable by Landlord, its successors, and assigns.

(5)          The Letter of Credit shall permit partial draws and multiple presentations and drawings.

(6)          The Letter of Credit shall be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590.

(7)          The Bank will honor the Letter of Credit regardless of whether Tenant disputes Landlord’s right to draw on the Letter of Credit.

(e)          Landlord’s Draw-Down Rights. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit if any of the following shall have occurred or be applicable:

(1)          Such amount is due to Landlord under the terms and conditions of this Lease.

(2)          Tenant has filed a voluntary petition under the U.S. Bankruptcy Code or any state bankruptcy code (collectively, Bankruptcy Code) and the same is not withdrawn within forty-five (45) days, subject, however, to the provisions of the U.S. Bank Code.

(3)          An involuntary petition has been filed against Tenant under the Bankruptcy Code and the same is not withdrawn within forty-five (45) days, subject, however, to the provisions of the U.S. Bank Code.

(4)          The Bank has notified Landlord that the Letter of Credit will not be renewed or extended through the Letter of Credit Expiration Date.

(f)           Duty of Tenant to Replenish. Tenant shall immediately, following notice thereof, replenish to the Letter of Credit the amount of any Landlord draw on the Letter of Credit.

17.          Clarification Regarding Landlord’s Remedies. Landlord shall be entitled to draw on the Security Deposit and/or the Letter of Credit to cover all damages incurred by Tenant’s default or breach (after notice and the expiration of the applicable cure periods), including damages pertaining to past-due rent, future rent (pursuant to CA Civil Code Section 1951.2), and the recapture of brokerage fees (as set forth in Section 15 above). Landlord can only draw upon the Letter of Credit (or Security Deposit) after notice and the expiration of the applicable cure periods.  Furthermore, Landlord can only draw upon the Letter of Credit (or Security Deposit) to the extent necessary to cure the default(s), provided that no such restriction shall apply in the event (1) Tenant has filed a voluntary petition under the U.S. Bankruptcy Code or any state bankruptcy code (collectively, Bankruptcy Code) and the same is not withdrawn within forty-five (45) days, subject, however, to the provisions of the U.S. Bank Code, (2) an involuntary petition has been filed against Tenant under the Bankruptcy Code and the same is not withdrawn within forty-five (45) days, subject, however, to the provisions of the U.S. Bank Code, or (3) the Bank issuing the Letter of Credit has notified Landlord that the Letter of Credit will not be renewed or extended as required under the Lease.

18.          No Other Changes. Except as herein expressly provided to the contrary, each and every term and condition of the Lease shall remain in full force and effect.

19.          Counterparts. This Second Amendment may be executed in one or more counterpart copies, and each of which so executed, irrespective of the date of execution and delivery, shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

[Remainder of page left blank intentionally.]

20.          Facsimile Signatures. The parties agree that this Second Amendment will be considered signed when the signature of a party is delivered by facsimile transmission. Such facsimile signature shall be treated in all respects as having the same effect as an original signature.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first above written.

LANDLORD MCR ASTON, LLC a California limited liability company By:__________________________ Name:________________________ Its: __________________________	TENANT CONVERA CORPORATION, a Delaware corporation By:__________________________ Name:________________________ Its: __________________________

EXHIBIT A

Surrender Space

(See attached)

ROBERTS & BENNETT
COMMERCIAL INTERIOR DESIGN

1010 UNIVERSITY AVENUE, SUITE C203
SAN DIEGO, CA 92103
(619) 297-1011 FAX (619) 297-3832
WWW.RBCID.COM

ASTON VIEWS
1808 Aston Avenue
Carlsbad, CA 92008

12.22.2006

SUITE 180
2,755 U.S.F.
3,110 R.S.F.
SUITE 170
4,593 U.S.F.
5,185 R.S.F.
SUITE 185
1,517 U.S.F.
1,713 R.S.F.
SUITE 160
2,487 U.S.F.
2,808 R.S.F.
SUITE 190
4,789 U.S.F.
5,407 R.S.F.
AVAILABLE
1,983 U.S.F.
2,239 R.S.F.
SUITE 100
3,134 U.S.F.
3,538 R.S.F.
SUITE 120
3,584 U.S.F.
4,046 R.S.F.
581 USF
SUITES 130/150
11,043 U.S.F.
12,468 R.S.F.
SINGLE TENANT USER
TOTAL: 18,342 USF

FIRST FLOOR BOMA CALCULATIONS

SCALED TO FIT

Exhibit A – page 1 of 2

"First Floor Surrender Space"
is depicted by cross-hatch marks

Convera Carlsbad Office Floor Plan 04/10/06
C36
C35
C34
C37
Trestles
Lab
Venice
Moonlight
Cardiff
Newport
Ocean
Malibu
Lobby
Breakroom
Training Center
C11
C10
N
S
E
W

Exhibit A – page 2 of 2

"Second Floor Surrender Space" is depicted by cross-hatch marks